EXHIBIT 99.5

From: Boldt, Michael
Sent: Thursday, October 02, 2008 6:17 PM
To: Klinger, Mike; Costabile, Tom
Subject: RE: Follow up Re: 4.2(d)

Based on the exchange of e-mails, I have prepared a final version and it is attached as a PDF. Please advise if you also need a Word version

Mike Boldt
Ice Miller LLP
One American Square
Suite 2900
Indianapolis, IN 46282
Ph: 317-236-2327
Fax: 317-592-4614
Cell: 317-509-6754

From: Klinger, Mike [mailto:Mike.Klinger@edcllc.com]
Sent: Thursday, October 02, 2008 6:07 PM
To: Costabile, Tom; Boldt, Michael
Subject: RE: Follow up Re: 4.2(d)

I read the document and am fine with proceeding.

Thanks.

Mike Klinger
EVP and CFO and Treasurer
EDCI Holdings, Inc.
(317) 596-0410 (o)
(317) 809-6160 (m)
Mike.Klinger@edcllc.com

From: Costabile, Tom
Sent: Thursday, October 02, 2008 5:30 PM
To: 'michael.boldt@icemiller.com'
Cc: Klinger, Mike
Subject: Re: Follow up Re: 4.2(d)

Mike,

Thanks again. I have no additional comments. Subject to Mike's concurrence, please finalize.

Thanks & regards,

Tommy

From: Boldt, Michael
To: Costabile, Tom
Cc: Klinger, Mike
Sent: Thu Oct 02 16:20:37 2008
Subject: Follow up Re: 4.2(d)

Tom,

I spoke to Jim. The language "on a reasonably similar basis, as determined by EDC in it sole discretion" in 4.2(d) is optional. It can be deleted if you want to do so.

Mike

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SEVERANCE PAY POLICY
FOR
ENTERTAINMENT DISTRIBUTION COMPANY (USA) LLC

1.0 PURPOSE

1.1 This Severance Pay Policy is intended to provide on a discretionary basis severance benefits to eligible employees of Entertainment Distribution Company (USA) LLC ("EDC") under the limited circumstances set forth below. The Policy is totally discretionary, and EDC reserves the right to grant or deny severance benefits on a case by case basis, depending on the circumstances of each case.

2.0 DEFINITIONS

2.1 "EDC" means Entertainment Distribution Company (USA) LLC

2.2 "Eligible Employee" means a full-time non-exempt and exempt common law employee of EDC classified as Fixed and/or SG&A Labor (other than an individual classified as "Variable Labor" and/or an individual whose terms and conditions of employment are subject to collective bargaining), as classified by EDC in its sole discretion regardless of how a court may later classify such employee, excluding in any case any person under an employment contract.

2.3 "Participant" means any Eligible Employee who has been granted severance pay benefits.

2.4 "Policy" means this Severance Pay Policy for Entertainment Distribution Company (USA) LLC.

3.0 ELIGIBILITY

3.1 This Policy applies to any Eligible Employee except any employee who is a party to a previously agreed to severance or termination agreement.

3.2 An Eligible Employee shall become a Participant only after being granted severance pay benefits by EDC. No Eligible Employee shall be eligible to receive a benefit of any type under the Policy until after becoming such a Participant.

4.0 PAYMENT CIRCUMSTANCES

4.1 There is no right or entitlement to benefits under the Policy; however, EDC will consider granting severance pay as set forth in Section 5.1 in the following circumstances, as determined by EDC in its sole discretion:

(a) A permanent reduction in work force in a job location or department;

(b) The discontinuance of an operation in a job location or department;

(c) Loss of employment due to a sale of a division or corporation to another company, except in the case of an offer of employment under 4.2 below; or

(d) A location closing; or

(e) The elimination of a job or position.

4.2 Under no circumstance will severance pay be considered in any of the following circumstances, as determined by EDC in its sole discretion:

(a) The termination is related to job performance;

(b) Termination of employment by reason of death or disability;

(c) If the employee resigns, quits or abandons his or her job;

(d) If the employee is offered employment by a successor employer or by a company who is buying, acquiring or otherwise gaining control of the division or corporation for which the employee was employed prior to the sale;

(e) If the operations are limited or interrupted by occurrences beyond EDC's control such as an act of war, fire, flood, terrorist action, or other disaster; or

(f) If operations are limited or interrupted by strikes, work stoppages, work slowdowns or civil disturbance.

5.0 SEVERANCE PAY

5.1 Subject to the Eligible Employee signing any release offered by EDC, an Eligible Employee who has been awarded severance pay under Section 4.1 shall receive severance pay in an amount and manner to be determined by EDC in its sole discretion using the following guidelines:

One (1) week of base pay for each complete year of service (based on most recent date of hire) as an Eligible Employee, up to a maximum of 10 weeks' pay.

5.2 Severance is normally payable on a periodic basis (normal payroll period); however, EDC reserves the right to make a lump sum payment. COBRA premiums at the Eligible Employee's election may be paid from the severance pay in accordance with any flexible benefit plan of EDC.

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6.0 CLAIMS PROCEDURE

6.1 EDC shall have full discretion and final authority to make any determination under the Policy, including determining whether to grant or deny severance benefits and interpreting the Policy.

6.2 An employee who has not been granted benefits under this Policy and who believes that he is entitled to any benefits under this Policy or an Eligible Employee who has any claim under this Policy, shall present such claim in writing to EDC within sixty (60) days following the act giving rise to such claim. EDC shall within a reasonable time provide adequate notice in writing to any claimant as to the decision on any such claim. If such claim has been denied, in whole or in part, such notice shall set forth: (i) the specific reasons for such denial; (ii) specific reference to any pertinent provisions of the Policy on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Policy's review procedure. Such notice shall be written in a manner calculated to be understood by the claimant. Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have to present a written appeal to EDC. If such appeal is not filed within said sixty (60) day period, the decision of EDC shall be final and binding. EDC shall act as a fiduciary in making a full and fair review of such denial. The claimant or his duly authorized representative may review any Policy documents which are pertinent to the claim and may submit issues and comments to EDC in writing. A decision by EDC shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal; provided, however, if EDC decides a hearing at which the claimant or his duly authorized representative may be present is necessary, and such a hearing is held, such decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the appeal. Any such decision of EDC shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by the claimant. Any such decision by EDC shall be final, unless the claimant files a legal action within twelve (12) months after such decision of EDC.

7.0 AMENDMENT AND TERMINATION

7.1 EDC may amend, terminate, suspend, withdraw or modify the Policy, in whole or in part, at any time, by a written instrument signed by the President of EDC.

8.0 POLICY FUNDING

8.1 The benefits under the Policy are paid solely from the general assets of EDC for whom the Participant was employed.

9.0 NO VESTING

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9.1 There is no right, entitlement or vesting to any benefits under the Policy. The granting of severance benefits under the Policy is in the sole discretion of EDC.

10.0 MISCELLANEOUS

10.1 EDC shall be the administrator for the Policy with authority to control and manage the operation and administration of the Policy. EDC, as administrator, shall be the named fiduciary of the Policy. For purposes of filing suit, the agent for service of legal process is EDC. Any action of EDC required under the Policy shall be made by and through the President of EDC.

10.2 To the extent permitted under ERISA, each fiduciary under the Policy shall be responsible for the specific duties assigned under the Policy and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Policy.

10.3 Neither the establishment nor the maintenance of the Policy nor any amendment thereof nor any act or omission under the Policy or resulting from the operation of the Policy shall be construed:

(a) as conferring upon any Eligible Employee or any other person a right or claim against EDC, except to the extent that such right or claim shall be specifically expressed and provided in the Policy or as provided under ERISA;

(b) as creating any responsibility or liability of EDC for the validity or effect of the Policy;

(c) as a contract or agreement between EDC and any Eligible Employee or any other person;

(d) as being consideration, or an inducement or a condition of employment of any Eligible Employee or any other person, or as affecting or restricting in any manner or to any extent whatsoever the rights or obligations of EDC or any Eligible Employee or any other person to continue or terminate the employment relationship at any time; or

(e) as giving any Eligible Employee the right to be retained in the service of EDC or to interfere with the right of EDC to discharge any Eligible Employee or any other person at any time.

10.4 Any notice given under the Policy shall be sufficient if given to EDC, when addressed to its principal business office, or if given to an Eligible Employee, when addressed to the Eligible Employee at his address as it appears in the records of EDC or any other Participating Employer.

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10.5 Any payment to any Eligible Employee shall, to the extent thereof, be in full satisfaction of the claim of such Eligible Employee being paid thereby, and EDC may condition payment thereof on delivery by the Eligible Employee of a duly executed receipt and release in such form as may be determined by EDC.

10.6 This Policy document shall constitute the only legally governing document for the Policy. No statement or other communication shall amend or modify any provision of the Policy.

The undersigned duly authorized officer of EDC executes this Policy as of this __________ day of __________________, 2008, and certifies that the foregoing is a true and complete copy of the Policy as approved and adopted by the President of EDC.

ENTERTAINMENT DISTRIBUTION COMPANY (USA) LLC

By: ______________________________

Title: ______________________________

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